UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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AWARE, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Aware, Inc.

Notice of Annual Meeting of Stockholders

to be held on May 24, 2017

Aware, Inc. hereby gives notice that it will hold its annual meeting of stockholders at the offices of Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts on Wednesday, May 24, 2017, beginning at 10:00 a.m., local time, for the following purposes:

1.	To consider and vote upon the election of two Class III directors;

2.	To conduct an advisory vote to approve named executive officer compensation;

3.	To consider an advisory vote on the frequency of holding advisory stockholder votes on the approval of executive compensation; and

4.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors has fixed the close of business on April 4, 2017 as the record date for the determination of the stockholders of Aware entitled to receive notice of the annual meeting and to vote at the meeting. Only stockholders of record on that date are entitled to receive notice of the annual meeting and to vote at the meeting or any adjournment thereof.

By order of the board of directors,

Kevin T. Russell
Chief Executive Officer and President

April 13, 2017

Bedford, Massachusetts

YOUR VOTE IS IMPORTANT

Please sign and return the enclosed proxy or vote your proxy over the Internet or by telephone,

whether or not you plan to attend the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to Be Held on May 24, 2017. The Proxy Statement and our 2016 Annual
Report to Stockholders are available on the following web sites:
www.envisionreports.com/AWRE for registered holders and
www.edocumentview.com/AWRE for street holders.

Aware, Inc.

40 Middlesex Turnpike

Bedford, Massachusetts 01730

(781) 276-4000

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

to be held on May 24, 2017

This proxy statement relates to the 2017 annual meeting of stockholders of Aware, Inc. The annual meeting will take place as follows:

Date:	May 24, 2017

Time:	10:00 a.m.

Place:	Aware, Inc.

40 Middlesex Turnpike

Bedford, Massachusetts

The board of directors of Aware is soliciting proxies for the annual meeting and adjournments of the annual meeting. If a stockholder returns a properly executed proxy or votes his or her proxy over the Internet or by telephone, the shares represented by the proxy will be voted in accordance with the stockholder’s directions. If a stockholder does not specify a vote on any proposal, the shares covered by his or her proxy will be voted on that proposal as management recommends. Aware encourages its stockholders to vote on all proposals. A stockholder may revoke his, her or its proxy at any time before it has been exercised.

Aware is mailing this proxy statement and the enclosed form of proxy to stockholders on or about April 13, 2017.

PROXY STATEMENT

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Annual Meeting of Stockholders

Purpose of the annual meeting

At the annual meeting, Aware will submit three proposals to the stockholders:

Proposal One: To elect two Class III directors for three-year terms;

Proposal Two: An advisory vote to approve named executive officer compensation; and

Proposal Three: An advisory vote on the frequency of holding advisory stockholder votes on the approval of executive compensation.

Currently, Aware does not intend to submit any other proposals to the stockholders at the annual meeting. The board of directors was not aware, a reasonable time before mailing this proxy statement to stockholders, of any other business that may be properly presented for action at the annual meeting. If any other business comes before the annual meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment, to the extent authorized by applicable regulations.

Record date

The board of directors of Aware has fixed the close of business on April 4, 2017 as the record date for the annual meeting. Only stockholders of record at the close of business on that date are entitled to receive notice of the meeting and to vote at the meeting or any adjournment of the meeting. At the close of business on the record date, there were issued and outstanding 21,837,605 shares of Aware’s common stock, which are entitled to cast 21,837,605 votes. A list of stockholders entitled to notice of the 2017 annual meeting is available for inspection by any stockholder at our principal office at 40 Middlesex Turnpike, Bedford, MA.

Methods of voting

The shares represented by your properly signed proxy card will be voted in accordance with your directions. If you do not specify a choice with respect to a proposal for which our board of directors has made a recommendation, the shares covered by your signed proxy card will be voted as recommended in this proxy statement. We encourage you to vote on all matters to be considered.

Voting by mail:

By signing and returning the proxy card in the enclosed envelope, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. If you received more than one proxy card, it is an indication that your shares are held in multiple accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.

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Voting by telephone:

To vote by telephone, please follow the instructions included on your proxy card. If you vote by telephone, you do not need to complete and mail your proxy card.

Voting on the Internet:

To vote on the Internet, please follow the instructions included on your proxy card. If you vote on the Internet, you do not need to complete and mail your proxy card.

Voting in person at the meeting:

If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of the shares held in street name. If you wish to vote shares held in street name at the meeting, you will need to bring with you to the meeting a legal proxy from your broker or other nominee authorizing you to vote your shares.

Quorum

Aware’s by-laws provide that a quorum at the annual meeting will be a majority in interest of all stock issued, outstanding and entitled to vote at the meeting. Aware will treat shares of common stock represented by a properly signed and returned proxy or a proxy properly delivered over the Internet or by telephone as present at the meeting for purposes of determining the existence of a quorum at the meeting. In general, Aware will count votes withheld from any nominee for election as director, abstentions and broker “non-votes” as present or represented for purposes of determining the existence of a quorum at the meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner with respect to that proposal.

Vote required; tabulation of votes

A plurality of the votes properly cast at the annual meeting will be necessary to elect the two Class III directors to a three-year term and to approve, on an advisory basis, the preferred frequency of holding advisory stockholder votes to approve the compensation paid to Aware’s named executive officers. A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the compensation paid to Aware’s named executive officers. A majority of the votes properly cast at the annual meeting will be necessary to approve, on an advisory basis, the frequency of holding advisory stockholder votes on the approval of executive compensation to Aware’s named executive officers. Abstentions and broker non-votes will not count as votes cast for or against the applicable proposal and accordingly will not affect the outcome of the vote.

Aware’s transfer agent, Computershare Trust Co., Inc., will tabulate the votes at the annual meeting. Computershare will tabulate separately the vote on each matter submitted to stockholders.

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Revocation of proxies

A stockholder who has executed a proxy may revoke the proxy at any time before it is exercised at the annual meeting in three ways:

•	by giving written notice of revocation to the Secretary of Aware at the following address:

Aware, Inc.
40 Middlesex Turnpike
Bedford, Massachusetts 01730
Attention: Secretary

•	by signing and returning another proxy with a later date; or

•	by attending the annual meeting and informing the Secretary of Aware in writing that he or she wishes to vote in person.

Mere attendance at the annual meeting will not in and of itself revoke the proxy. Accordingly, stockholders who have delivered proxies in advance of the annual meeting may change their votes at any time before or at the annual meeting.

Solicitation of proxies

Aware will bear all costs incurred in connection with the solicitation of proxies for the annual meeting. Aware will reimburse brokers, banks, fiduciaries, nominees and others for the out-of-pocket expenses and other reasonable clerical expenses they incur in forwarding proxy materials to beneficial owners of common stock held in their names. In addition to this solicitation by mail, Aware’s directors, officers and employees may solicit proxies, without additional remuneration, by telephone, facsimile, electronic mail, telegraph and in person. Aware expects that the expenses of any special solicitation will be nominal. At present, Aware does not expect to pay any compensation to any other person or firm for the solicitation of proxies.

Internet access to proxy materials

The notice of annual meeting, this proxy statement and our 2016 annual report to stockholders are available on the Internet at www.envisionreports.com/AWRE for registered holders and www.edocumentview.com/AWRE for street holders. These web sites do not use “cookies” to track or identify visitors to the web site.

Directions to annual meeting

If you are planning to attend our 2017 annual meeting of stockholders, below are directions to Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts:

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From Boston
Take I-93 North to Exit 37B (I-95/Route 128 South). Follow I-95/Route 128 South to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at bottom of the ramp onto Route 62. Follow approximately one half mile to the second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Manchester
New Hampshire Route 3 South to Exit 26 (Route 62/Bedford-Burlington). Turn left at the bottom of the ramp onto Route 62. Follow to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Bedford/ Laurence G Hanscom Field, Massachusetts
Take I-95/Route 128 North to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at the bottom of the ramp onto Route 62. Follow approximately one half mile to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Worcester
Take I-290 E toward Marlboro/I-190. Merge onto I-495 N via Exit 26B on the left toward Lowell. Merge onto US-3 S via Exit 35A toward Burlington. Take the Route 62 exit (Exit 26) toward Bedford/Burlington. Turn left at the bottom of the ramp onto Route 62. Follow to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

From Boston/Cambridge
Take Route 2 West to I-95/Route 128 North. Follow I-95/Route 128 North to Exit 32A (Route 3 North). Take Exit 26, Route 62 and turn right at the bottom of the ramp onto Route 62. Follow approximately one half mile to second set of traffic lights; turn left on Middlesex Turnpike. Aware, Inc. is on the left.

Matters To Be Considered At The Annual Meeting

Proposal ONE—Election of Directors

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election as Class III directors Adrian F. Kruse and John S. Stafford, Jr., each of whom is currently a Class III director of Aware. The directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2020 and until their successors are duly elected and qualified.

Each nominee has agreed to serve if elected, and Aware has no reason to believe that a nominee will be unable to serve. If a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for another nominee that our board’s nominating and corporate governance committee will designate at that time. Proxies cannot be voted for more than one nominee.

The board of directors recommends that you vote FOR the election of Adrian F. Kruse and John S. Stafford, Jr., as Class III directors of Aware.

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Proposal two—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as we have described it in the “Executive Compensation” section of this proxy statement, beginning on page 21. While this vote is advisory, and not binding on our company, it will provide information to our people and compensation committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the committee will be able to consider when determining executive compensation for the remainder of fiscal 2017 and beyond. See the “Compensation Discussion and Analysis” section beginning on page 16 for more information on the determination of our 2016 executive compensation program.

At our 2011 annual meeting of stockholders, our stockholders voted to approve, on an advisory basis, every year as the preferred frequency of our holding advisory stockholder votes to approve the compensation paid to our named executive officers. Consistent with that result, our board of directors has decided to hold advisory stockholder votes to approve the compensation paid to our named executive officers every year.

Your vote is requested. We believe that the information we have provided above and within the Compensation Discussion and Analysis section of this proxy statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, the Board of Directors recommends that stockholders approve the executive compensation program by approving the following advisory resolution:

RESOLVED, that the stockholders of Aware, Inc approve, on an advisory basis, the compensation of the individuals identified in the Summary Compensation Table, as disclosed in the Aware, Inc. 2017 proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of this proxy statement).

The Board of Directors recommends that you vote “FOR” the Advisory (Non-Binding) Vote approving Named Executive Officer Compensation.

Proposal tHREE—ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY vote ON EXECUTIVE COMPENSATION

In addition to the advisory approval of our executive compensation program, we are also seeking a non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of our executive compensation program. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining. For the reasons described below, we recommend that our stockholders select a frequency of one year, or an annual vote.

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In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our stockholders to provide us with timely input on the compensation of our named executive officers as disclosed in the proxy statement. The Board believes that it is a good corporate governance practice and is in the best interests of our stockholders to give our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers, allowing them to provide us on an annual basis with their input on our executive compensation philosophy, policies and practices as disclosed in our Proxy Statement.

Your vote is requested. We therefore request that our stockholders select “One Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our board will review the results of the vote and take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

The Board of Directors recommends stockholders select “ONE YEAR” on the proposal recommending the frequency of advisory votes on executive compensation.

Corporate Governance

In designing its corporate governance structure, Aware seeks to identify and implement the best practices that will serve the interests of Aware’s business and stockholders, including practices mandated by the Sarbanes-Oxley Act of 2002 and related rules of the Securities and Exchange Commission and the Nasdaq Stock Market. You can find Aware’s current corporate governance principles, including Aware’s code of ethics and the charters for the standing committees of Aware’s board of directors, on Aware’s website at www.aware.com. The code of ethics applies to not only Aware’s principal executive officer, principal financial officer and principal accounting officer, but also all other employees, executive officers and directors of Aware. The code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware’s assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware intends to continue to modify its policies and practices to address ongoing developments in the area of corporate governance. Many features of Aware’s corporate governance principles are discussed in other sections of this proxy statement. Some of the highlights of Aware’s corporate governance principles are:

•	Director and committee independence. A majority of Aware’s directors are independent directors under the rules of the Nasdaq Stock Market. The board of directors has determined that Aware’s independent directors are Brian D. Connolly, Brent P. Johnstone, Adrian F. Kruse, John S. Stafford, Jr. and John S. Stafford, III. Mr. Connolly is the co-founder of Millstreet Capital Management (“Millstreet”), an investment firm, under which a significant amount of funds were placed by Ronin Capital, LLC (“Ronin”), where Mr. Stafford, Jr. is a board member and Mr. Stafford, III serves as chief executive officer. The amount of funds placed by Ronin with Millstreet represents a material portion of the total assets under management by Millstreet. As a result of Millstreet’s managing the funds placed by Ronin, Ronin pays fees to Millstreet. The board of directors considered these factors and concluded that Mr. Connolly met the independence requirements under the rules of the Nasdaq Stock Market and the Securities and Exchange Commission. Each member of the audit committee, nominating and corporate governance committee, and compensation committee meets the independence requirements of the Nasdaq Stock Market for membership on the committees on which he serves.

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•	Audit committee. Aware’s audit committee is directly responsible for appointing, compensating, overseeing, and, when necessary, terminating Aware’s independent auditors. Aware’s independent auditors report directly to the audit committee. The board of directors has determined that Mr. Kruse is an audit committee financial expert under the rules of the Securities and Exchange Commission. Prior approval of the audit committee is required for all audit services and non-audit services to be provided by Aware’s independent auditors.

•	Committee authority. Aware’s audit committee, nominating and corporate governance committee, and compensation committee each have the authority to retain independent advisors and consultants, with all fees and expenses to be paid by Aware.

•	Whistleblower procedures. Aware’s audit committee has adopted procedures for the treatment of complaints regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential and anonymous submission by Aware’s directors, officers and employees of concerns regarding questionable accounting, internal accounting controls or auditing matters.

Directors and Executive Officers

Directors and executive officers

The following table provides information regarding Aware’s directors and executive officers as of April 1, 2017:

Name	Age	Position
John S. Stafford, Jr. (1)(3)(4)	79	Chairman and director
Brian D. Connolly (2)(4)	47	Director
Brent P. Johnstone (2)(3)	46	Director
Adrian F. Kruse (2)(4)	77	Director
David J. Martin	59	Chief Financial Officer
Richard P. Moberg (1)	62	Director
Kevin T. Russell (1)	54	Chief executive officer, president and general counsel and director
John S. Stafford, III (1)(3)	46	Director

(1) Member of the executive committee

(2) Member of the audit committee

(3) Member of the compensation committee

(4) Member of the nominating and corporate governance committee

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John S. Stafford, Jr. has served as a director of Aware since January 2011 and as chairman since October 2011. Mr. Stafford had previously been a director of Aware from 1988 through 1998.  Mr. Stafford co-founded Ronin Capital, LLC in 2001 and since 2001 has been a Board Member of Ronin Capital, which is a registered broker dealer with proprietary trading operations encompassing equity, fixed income and derivative securities.  Mr. Stafford has invested in numerous early-stage technology and biotechnology companies.  Our board benefits from Mr. Stafford’s significant experience as an investor in numerous technology companies and the fact that, as one of our significant stockholders, his and our stockholders’ interests in the success of Aware are aligned.

Brian D. Connolly has served as a director of Aware since January 2012.  Mr. Connolly is currently a portfolio manager for Millstreet Capital Management LLC, an investment firm which he co-founded in 2010.  Prior to Millstreet Capital Management LLC, Mr. Connolly served as a senior analyst at Regiment Capital Advisors, LP from 2005 to 2008.  From 2000 to 2005, Mr. Connolly served as a research analyst at Fidelity Management & Research Company.  Mr. Connolly received a B.A. from Harvard University and an M.B.A. from the Massachusetts Institute of Technology Sloan School of Management. Our board benefits from Mr. Connolly’s over 19 years of experience in the financial services and investing field and his expertise in finance.

Brent P. Johnstone has been a director of Aware since May 2012.  Mr. Johnstone serves as a managing director for Quarry Capital Management LLC, a private investment firm which he co-founded in 2005.  Mr. Johnstone served as CEO of Royal Pet Supplies, a portfolio company of Quarry Capital Management, from June 2010 to June 2012. Mr. Johnstone has also served as a board member of Royal Pet Supplies since March 2009.  Prior to Quarry Capital Management LLC, Mr. Johnstone served as a vice president in the investment management division at Thomson Financial from 2003 to 2005.  From 2002 to 2003, Mr. Johnstone served as general manager of TheMarketsPro at TheMarkets.com.  Prior to TheMarkets.com, Mr. Johnstone co-founded and launched BulldogResearch.com, a financial website.  Prior to co-founding BulldogResearch.com, Mr. Johnstone worked in private client services at Lehman Brothers from 1998 to 1999 and worked as a strategic marketing associate at SystemSoft Corporation from 1995 to 1996.  Prior to SystemSoft, Mr. Johnstone worked in investment banking in Morgan Stanley’s real estate and technology corporate finance teams from 1993 to 1995.  Mr. Johnstone received a B.A. from Harvard College and an M.B.A. from the Harvard Business School.

Our board benefits from Mr. Johnstone’s 23 years’ experience in the investment and financial services industries and his expertise in finance.

Adrian F. Kruse has been a director of Aware since October 2003. Mr. Kruse was an audit partner of Ernst & Young LLP, serving clients principally in the financial services industry, from 1976 until his retirement in March 1998. From 1967 to 1976, he served audit clients of Ernst & Young LLP in various capacities. Mr. Kruse is a Certified Public Accountant and holds a B.B.A. degree from the University of Wisconsin and a J.D. degree from the University of Wisconsin School of Law. Mr. Kruse also serves as a life director of the Presbyterian Homes and as a director of MEI, Inc. Our board benefits from Mr. Kruse’s accounting and auditing experience of over 31 years at one of the world’s leading accounting firms, which qualifies him as a financial expert, as well as his experience serving on other boards of directors.

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David J. Martin has served as chief financial officer of Aware since March 2017. He has served as Aware's corporate controller since October 2006. Mr. Martin previously served as Aware's corporate controller from October 1996 to September 2005. Prior to rejoining Aware, Mr. Martin served as director of finance at Crossbeam Systems, Inc. from October 2005 to September 2006. Prior to joining Aware, Mr. Martin served as controller at Logicraft Information Systems Inc. from 1994 to 1996. Mr. Martin received a Bachelor's Degree in accounting from Boston College.

Richard P. Moberg has served as a director of Aware since October 2011. Mr. Moberg previously served as Aware’s co-chief executive officer and co-president from April 2011 to March 2017. He served as Aware’s chief financial officer from February 2008 to March 2017. Mr. Moberg previously served as Aware’s chief financial officer from June 1996 to October 2003. Prior to rejoining Aware, Mr. Moberg served as chief financial officer at Crossbeam Systems, Inc. from October 2003 to June 2006. From June 2006 to November 2007, Mr. Moberg served as managing director at Fenway Consulting Group. From January 2008 to February 2008, Mr. Moberg served as a consultant to Aware. From December 1990 to June 1996, Mr. Moberg held a number of positions at Lotus Development Corporation, including corporate controller from June 1995 to June 1996, assistant corporate controller from May 1993 to June 1995, and director of financial services from December 1990 to May 1993. Mr. Moberg received an M.B.A. from Bentley College and a B.B.A. in accounting from the University of Massachusetts at Amherst. Our board benefits from Mr. Moberg’s understanding of our people, products and culture acquired over 16 years of service as an employee of Aware.

Kevin T. Russell has served as a director of Aware since October 2011. Mr. Russell has been Aware’s chief executive officer and president since March 2017. Mr. Russell previously served as Aware’s co-chief executive officer and co-president from April 2011 to March 2017. He has served as Aware’s general counsel since September 2005. Mr. Russell previously served as Aware’s corporate counsel from April 2000 to September 2005. Prior to joining Aware, Mr. Russell served as legal counsel at IRIS Graphics, Inc. from November 1994 to April 2000. Mr. Russell received a J.D. from Boston University School of Law and a B.B.A. from the University of Massachusetts at Amherst. Our board benefits from Mr. Russell’s understanding of our people, products and culture acquired over 16 years of service as an employee of Aware.

John S. Stafford, III has served as a director of Aware since January 2011. Mr. Stafford, III is the son of Mr. Stafford, Jr. Since 2001, Mr. Stafford has served as Chief Executive Officer of Ronin Capital, LLC, a registered broker dealer with proprietary trading operations encompassing equity, fixed income and derivative securities. Since 2012, Mr. Stafford has served as Chief Executive Officer of Ronin Trading LLC, a non-registered entity with proprietary trading operations in various financial instruments. Mr. Stafford has also previously served as a board member of Xencor, Inc. Mr. Stafford has also made investments in over 40 private companies, and has served as a board member on several of these companies. Our board benefits from Mr. Stafford’s investing experience, his experience as a member of other boards of directors, and the fact that, as one of our significant stockholders, his and our stockholders’ interests in the success of Aware are aligned.

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The board of directors is divided into three classes, referred to as Class I, Class II and Class III, each consisting of approximately one-third of the directors. One class is elected each year at the annual meeting of stockholders to hold office for a term of three years and until their respective successors have been duly elected and qualified. The number of directors has been fixed at nine, and there are currently two vacancies on the board of directors. The current terms of Messrs. Connolly, Moberg and Russell, Aware’s Class I directors, will expire at the annual meeting to be held in 2018. The current terms of Messrs. Johnstone and Stafford, III, Aware’s Class II directors will expire at the annual meeting to be held in 2019. The current term of Messrs. Kruse and Stafford, Jr., Aware’s Class III directors, will expire at the annual meeting to be held on May 24, 2017.

Executive officers are elected annually by the board of directors and serve at the discretion of the board or until their respective successors have been duly elected and qualified. There are no family relationships among Aware’s directors and executive officers, except that Mr. Stafford, Jr. is the father of Mr. Stafford, III.

Board leadership structure and role in risk oversight

The board of directors believes that Aware and its stockholders are best served at this time by having Mr. Stafford, Jr. serve as our chairman and Mr. Russell serve as chief executive officers and president. In his role as chairman, Mr. Stafford oversees key strategic, corporate and governance activities. In his position as chief executive officer and president, Mr. Russell, oversees the day-to-day operations of Aware. The board of directors believes that having a non-employee, independent director as chairman is an important aspect of effective corporate governance. In his role as chairman, Mr. Stafford’s responsibilities include the following:

•	Acting as a liaison between the independent directors and the chief executive officer and president;

•	Presiding at executive sessions of the independent directors;

•	Facilitating discussions among the independent directors on key issues and concerns outside of board meetings;

•	In collaboration with the chief executive officer and president, preparing agendas for board meetings; and

•	Working with the board’s committees.

Aware’s management is responsible for the day-to-day management of the risks that we face, while the board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board is responsible for satisfying itself that the risk management processes are adequate and functioning as designed. The board’s involvement in risk oversight includes receiving regular reports from members of senior management and evaluating areas of material risk to Aware, including operational, financial, legal, regulatory, strategic and reputational risks.

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Certain relationships and related transactions

In March 2007, the Board formally adopted a written policy with respect to related person transactions to document procedures pursuant to which such transactions are reviewed and approved. The policy applies to any transaction in which (1) the Company is a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transactions available to all employees or stockholders of Aware on the same terms. The audit committee, with assistance from Aware’s General Counsel, is responsible for reviewing and approving any related person transaction. The policy requires that the audit committee must approve any related person transaction subject to the policy before commencement of the related person transaction. The policy states that the audit committee will approve only those related person transactions that the audit committee determines are beneficial to Aware and the terms of which are fair to Aware.

In 2016, Aware did not have any transactions with a related person. On March 9, 2017, after approval by Aware’s audit committee and Aware’s board of directors, Aware purchased 210,000 shares of Aware common stock from Richard P. Moberg, Aware’s former co-chief executive officer, co-president and chief financial officer and current member of the board of directors at a 10% discount off of the market closing price of Aware’s common stock on March 8, 2017 (the “Transaction”). The closing price of Aware’s common stock at the close of the market on March 8, 2017 was $4.85 (“Closing Price”). The sale price was calculated at a ten percent (10%) discount off of the Closing Price ($4.85 less 10% discount equals $4.36 for a total transaction cost of $915,600 (210,000 shares x $4.36)). On April 26, 2016, the board of directors of Aware approved a program authorizing Aware to purchase up to $10 million of Aware common stock. Aware has continued to purchase shares in the open market and may purchase shares through privately negotiated transactions at management’s discretion, depending upon market conditions and other factors. The board of directors of Aware determined that completing the Transaction would be consistent with Aware’s stated intention to purchase shares of Aware common stock.

Committees and meetings of the board

During 2016, the board of directors met six times and took no action by written consent. No incumbent director attended fewer than 75% of the total number of meetings held by the board and committees of the board on which he served. Aware has a compensation committee, an audit committee, an executive committee, and a nominating and corporate governance committee.

Executive Committee. Aware’s executive committee is currently composed of Richard P. Moberg, Kevin T. Russell, John S. Stafford, Jr. and John S. Stafford, III. The executive committee has all of the powers of the board of directors except the power to: change the number of directors or fill vacancies on the board of directors; elect or fill vacancies in the offices of president, treasurer or secretary; remove any officer or director; amend the by-laws of Aware; change the principal office of Aware; authorize the payment of any dividend or distribution to stockholders of Aware; authorize the reacquisition of capital stock for value; and authorize a merger. In 2016, the executive committee did not meet and took no action by written consent.

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Compensation Committee. Aware’s compensation committee is currently composed of three outside directors, John S. Stafford, III, who serves as chairman, Brent P. Johnstone and John S. Stafford, Jr.. In 2016, the compensation committee held two meetings and took action by written consent two times. In March 2004, Aware’s board of directors adopted a Compensation Committee Charter, which it amended in September 2014. The Compensation Committee Charter, as amended, is available on Aware’s website at www.aware.com.

Audit Committee. Aware’s audit committee is currently composed of Adrian F. Kruse, who serves as chairman, Brian D. Connolly and Brent P. Johnstone. Aware’s board of directors has determined that Mr. Kruse is an audit committee financial expert under Securities and Exchange Commission rules. In 2016, the audit committee met six times and took action by written consent one time. In March 2004, Aware’s board of directors adopted a Audit Committee Charter, which it amended in December 2014. The Audit Committee Charter, as amended, is available on Aware’s website at www.aware.com.

Nominating and Corporate Governance Committee. Aware’s nominating and corporate governance committee is currently composed of three outside directors, John S. Stafford, Jr., who serves as chairman, Brian D. Connolly and Adrian F. Kruse. In 2016, the nominating and corporate governance committee held two meetings and took no action by written consent. In March 2004, Aware’s board of directors adopted a Nominating and Corporate Governance Committee Charter, which it amended in March 2014. The Nominating and Corporate Governance Committee Charter, as amended, is available on Aware’s website at www.aware.com.

The nominating and corporate governance committee, in consultation with our president and chief executive officer, identifies and reviews candidates for our board of directors and recommends to our full board candidates for election to our board. In selecting new directors, the committee considers any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to the composition of the board (including its size and structure), principles of diversity, and such other factors as the committee shall deem appropriate.

The committee reviews from time to time the appropriate skills and characteristics required of board members in the context of the current make-up of the board, including such factors as business experience, diversity, and personal skills in technology, finance, marketing, international business, financial reporting and other areas that contribute to an effective board.

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The committee, in consultation with our president and chief executive officer, considers and recruits candidates to fill positions on the board, including as a result of the removal, resignation or retirement of any director, an increase in the size of the board or otherwise. The committee also reviews any candidate recommended by stockholders of Aware in light of the committee’s criteria for selection of new directors. Stockholders may make nominations for the election of directors by delivering notice in writing to the Secretary of Aware not less than 60 days nor more than 90 days prior to any meeting of the stockholders called for the election of directors. As part of this responsibility, the committee is responsible for conducting, subject to applicable law, any and all inquiries into the background and qualifications of any candidate for the board and such candidate’s compliance with the independence and other qualification requirements established by the committee or imposed by applicable law or listing standards. The committee also develops and recommends to the Board governance principles applicable to the Company and is responsible for leading an annual review of the performance of both the Board as a whole and its individual members. The annual Board review took place in December 2016.

The board of directors, upon the recommendation of the nominating and corporate governance committee, has nominated for election at the 2017 annual meeting of stockholders as Class III directors Adrian F. Kruse and John S. Stafford, Jr., each of whom is currently a Class III director of Aware. In nominating Mr. Kruse, the board and committee took into account Mr. Kruse’s over 31 years at one of the world’s leading accounting firms, which qualifies him as a financial expert, as well as experience serving on other boards of directors. In nominating Mr. Stafford, Jr., the board and committee took into account Mr. Stafford, Jr.’s many years of business and investment experience, as well as the fact that, as one of the largest stockholders, his and our stockholders’ interests in the success of Aware are aligned.

Policy regarding board attendance

To the extent reasonably practicable, directors are expected to attend board meetings and meetings of committees on which they serve. Directors are encouraged to attend Aware’s annual meeting of stockholders. Last year, three of our directors attended the annual meeting.

Communications with our board of directors

Aware’s board of directors has established the following process for stockholders to communicate directly with the board, and this process has been approved by a majority of Aware’s independent directors. Stockholders wishing to communicate with the board of directors should send correspondence to the attention of the Chairman of the Board at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730, and should include with the correspondence evidence that the sender of the communication is one of Aware’s stockholders. Satisfactory evidence would include, for example, contemporaneous correspondence from a brokerage firm indicating the identity of the stockholder and the number of shares held. Aware’s chairman will review all correspondence confirmed to be from stockholders and decide whether or not to forward the correspondence or a summary of the correspondence to the board or a committee of the board. Accordingly, Aware’s chairman will review all stockholder correspondence, but the decision to relay that correspondence to the board or a committee of the board will rest entirely within his discretion.

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Code of ethics

Aware has adopted a code of ethics that applies to all employees, officers and directors. The code of ethics also contains special ethical obligations which apply to employees with financial reporting responsibilities, including Aware’s principal executive officer, principal financial officer and principal accounting officer. Aware’s code of ethics includes, among other things, provisions covering compliance with laws and regulations, conflicts of interest, insider trading, proper use of Aware’s assets, confidentiality, discrimination and harassment, accounting and record keeping, the reporting of illegal or unethical behavior, enforcement of the code of ethics and discipline for violations of the code of ethics. Aware’s code of ethics is available on Aware’s website at www.aware.com. Any waiver of any provision of the code of ethics granted to an executive officer or director may only be made by the board of directors and will be promptly disclosed on our website at www.aware.com.

Compensation committee interlocks and insider participation

Aware’s compensation committee is currently composed of Messrs. Johnstone, Stafford, Jr. and Stafford, III. In 2016, no officer or employee of Aware, including Aware’s executives, participated in the deliberations of the compensation committee concerning the compensation of Aware’s executive officers. No interlocking relationship existed between Aware’s board of directors or compensation committee and the board of directors or compensation committee of any other company in 2016.

Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

Overview. The Compensation Committee has the responsibility to review the performance and development of Company management in achieving corporate goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Compensation Committee oversees, reviews and administers all compensation, equity and employee benefit plans and programs of the Company. The Compensation Committee is responsible for reviewing annually and determining the individual elements of total compensation for the Company’s president and chief executive officer and any other corporate officers. The Compensation Committee may delegate any of its responsibilities to a subcommittee of one or more members of the Committee, the president and chief executive officer or to a committee of senior executive officers when appropriate and consistent with applicable law. The Compensation Committee acts pursuant to a charter that has been approved by the board of directors.

In 2016, the following persons served as our executive officers: Richard P. Moberg, co-president and co-chief executive officer, chief financial officer and Kevin T. Russell, co-president and co-chief executive officer, general counsel. Mr. Moberg and Mr. Russell were appointed co-presidents and co-chief executive officers on April 1, 2011. On February 27, 2017, Mr. Moberg informed the Board of Directors of the Company of his resignation as co-president and co-chief executive and chief financial officer, effective March 3, 2017. Mr. Moberg continues to serve as a member of the Board of Directors of Aware.

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On February 27, 2017, the Board of Directors of the Company appointed Mr. Russell, Aware’s co-Chief Executive Officer and co-President, General Counsel and a member of the Board of Directors of the Company to serve as Chief Executive Officer, President and General Counsel, effective March 3, 2017. Mr. Russell continues to serve as a member of the Board of Directors of the Company. Mr. Russell has been with the Company since April 2000 and has served as Aware’s co-Chief Executive Officer and co-President, General Counsel since April 2011.

On February 27, 2017, the Board of Directors of the Company appointed David J. Martin, Aware’s Controller to serve as Chief Financial Officer and Treasurer, effective March 3, 2017. Mr. Martin has served as Aware’s Controller since October 2006 and previously served as Aware’s Controller from October 1996 to October 2005.

Compensation program objectives. The objectives of the Company’s executive compensation programs are to attract, motivate and retain executives who drive the Company’s success and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company, competitive practice, and the requirements of appropriate regulatory bodies. The executive compensation programs are designed to reward individuals for advancing business strategies, further developing the Company and its people, and the achievement of individual and Company performance goals. The Compensation Committee also takes into consideration the individual’s performance in determining the compensation elements for each of the Company’s Named Executive Officers.

Role of executive officers in determining executive compensation. In 2016, no executive officer assisted the Compensation Committee in determining executive compensation, including recommendations for executive officer compensation. The Compensation Committee makes the final determination on executive compensation for all the Company’s executives, including the Named Executive Officers shown in the tables under Executive Compensation.

Corporate performance goals. In prior years, the Company has utilized corporate performance goals in reviewing the overall compensation for executives. More specifically, the Company has utilized corporate performance goals primarily in determining the amount of a cash incentive award to give to executives. During 2016, the Company did not have a cash incentive award program for executive officers. The Company did not have a cash incentive program in 2016 as the Compensation Committee determined that a cash base salary and an unrestricted stock grant were sufficient compensation for 2016.

Equity compensation grant timing/pricing. The Company’s practice with regard to the granting of equity awards has been to grant stock equity awards to directors upon their initial election to the Company’s board of directors. Since 2013, the Company has granted stock equity awards to directors and officers on an annual basis in recognition of their contributions to the Company.

Compensation benchmarking. In 2016, the Compensation Committee did not retain a third party compensation consultant to compile compensation benchmark data. The Compensation Committee determined that the combination of a cash base salary at the same level as 2014 and 2015, and unrestricted stock awards to its executive officers were sufficient compensation for 2016 and therefore elected not to retain a third party compensation consultant to compile compensation benchmark data.

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Compensation program elements. The Company’s executive compensation package for 2016 consisted of two principal elements: 1) a cash base salary and 2) a stock-based equity incentive award.

Salary

The salary element of the Company’s executive compensation policy is designed to give executives assurance of a base level of compensation commensurate with the executive’s position and duration of employment with the Company and competitive with salaries for officers holding comparable positions in the industry. Mr. Moberg’s base annual salary remained unchanged during 2016 at $260,000. Mr. Russell’s base annual salary remained unchanged during 2016 at $250,000. On February 27, 2017, the Board of Directors of the Company appointed Mr. Russell, Aware’s co-Chief Executive Officer and co-President, General Counsel and a member of the Board of Directors of the Company to serve as Chief Executive Officer, President and General Counsel, effective March 3, 2017. On February 27, 2017, the Board of Directors of the Company appointed David J. Martin, Aware’s Controller to serve as Chief Financial Officer and Treasurer, effective March 3, 2017. On February 27, 2017, our Board of Directors approved an increase in Mr. Russell’s base annual salary from $250,000 to $275,000 and an increase in Mr. Martin’s base annual salary from $193,816 to $210,000, effective March 3, 2017.

Stock-based equity incentive compensation

The Company emphasizes long-term equity incentive compensation in order to align the interests of management with the stockholders’ interests in the financial performance of the Company for fiscal quarters, the fiscal year and the longer term. In determining long-term equity incentive grants, the Company has in the past considered the three-year average value resulting from long-term incentive compensation such as restricted stock grants, performance plans, stock appreciation rights and stock option grants made at comparable companies. The value of any stock options is based upon the Black-Scholes formula. The Company also considers in part the value of options and prior stock awards held by the executive officers and the extent to which the Company believed those options and stock grants would provide sufficient motivation to the executive officers to achieve the Company’s goals. Beginning in 2013, the Company granted unrestricted stock awards to its executive officers in recognition of the executive officers’ ongoing contributions to the Company. In March 2015, the Compensation Committee granted unrestricted stock awards in the amounts of 35,000 and 35,000 shares to Mr. Moberg and Mr. Russell, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares were to be issued in two (2) equal installments on June 30, 2015 and December 31, 2015 provided each officer was serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates. In March 2016, the Compensation Committee granted unrestricted stock awards in the amounts of 35,000 and 35,000 shares to Mr. Moberg and Mr. Russell, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares were to be issued in two (2) equal installments on June 30, 2016 and December 31, 2016 provided each officer was serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates. In February, 2017, the Compensation Committee granted unrestricted stock awards in the amounts of 30,000 and 15,000 shares to Mr. Russell and Mr. Martin, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares were to be issued in two (2) equal installments on June 30, 2017 and December 31, 2017 provided each officer was serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates.

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Other Compensation

The Company’s executive officers are also eligible to participate in other employee benefit plans, including health and life insurance plans and a 401(k) retirement plan, on substantially the same terms as other employees who met applicable eligibility criteria, subject to any legal limitations on the amounts that could have been contributed or the benefits that could have been paid under these plans.

Salary in Proportion to Total Compensation

In 2016, the base salary paid to Mr. Moberg represented approximately 65% of his total compensation. In 2016, the base salary paid to Mr. Russell represented approximately 65% of his total compensation.

Compensation program elements rationale. Historically, in establishing compensation for executives, the Company’s Compensation Committee has monitored salaries, other cash compensation and long-term equity incentive compensation at other companies, particularly companies with similar enterprise value and companies in the same industry. In addition, for each executive the Compensation Committee considers historic salary levels, work responsibilities and compensation relative to other employees at the Company. The Compensation Committee also considers general economic conditions, the Company’s performance and each individual’s performance.

The Company’s selection of cash and stock-based equity incentive as the primary elements of executive compensation is in furtherance of the Company’s compensation program objectives. The cash element, including the base salary, along with the stock-based equity incentive element, help the Company to achieve the objective of attracting, motivating and retaining executives who drive the Company’s success. The Company has determined that the aforementioned elements help to achieve the Company’s compensation objectives and that additional compensation elements are not required. The Company reviewed the results of the “say on pay” votes at recent stockholders’ meetings and determined that no adjustments to the Company’s overall philosophy of executive compensation were necessary.

Impact of accounting and tax treatments on compensation. The Company reviews the compensation provided to executive officers in conjunction with the potential tax consequences that may result with respect to certain compensation elements. For example, Section 162(m) of the Internal Revenue Code limits the Company’s ability to deduct, for income tax purposes, compensation in excess of $1.0 million paid to the chief executive officer, the chief financial officer and the three most highly compensated executive officers of the Company (other than the chief executive officer and chief financial officer) in any year, unless the compensation qualifies as “performance-based compensation.” Equity awards that the Company grants under its 2001 Nonqualified Stock Plan do not qualify as "performance-based compensation" because the Plan has not been approved by the Company's stockholders. In 2016, the aggregate base salaries, bonuses and other non-equity compensation of the Company’s executive officers did not exceed the $1.0 million limit. The Compensation Committee does not expect that non-equity compensation will exceed the $1.0 million limit in the foreseeable future. With respect to equity compensation, the Compensation Committee’s policy with respect to Section 162(m) is that it would prefer to cause compensation to be deductible by the Company; however, the Compensation Committee also weighs the need to provide appropriate incentives to the Company’s executive officers against the potential adverse tax consequences that may result under Section 162(m) from the grant of compensation that does not qualify as performance-based compensation. The Compensation Committee has authorized and may continue to authorize compensation payments that do not qualify as performance-based compensation and that are in excess of the limits in circumstances when the Compensation Committee believes such payment is appropriate.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis with management, and based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

John S. Stafford, III, Chairman
Brent P. Johnstone
John S. Stafford, Jr.

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Executive compensation

The following table provides summary information concerning compensation earned for services rendered to Aware in all capacities for the fiscal year ended December 31, 2016 by Aware’s co-chief executive officers and co-presidents:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)(2)	Total ($)	401k match	GTL

Kevin T. Russell	2016	250,000	-	128,450	-	-	-	8,052	386,502	7,500	552
co-Chief Executive Officer, co-President,	2015	250,000	-	157,150	-	-	-	7,949	415,099	7,404	545
General Counsel & Director	2014	250,000	-	201,600	-	-	-	8,361	459,961	7,788	573

Richard P. Moberg	2016	260,000	-	128,450	-	-	-	9,463	397,913	7,800	1,663
co-Chief Executive Officer, co-President,	2015	260,000	-	157,150	-	-	-	9,342	426,492	7,700	1,642
Chief Financial Officer & Director	2014	260,000	-	201,600	-	-	-	8,925	470,525	7,800	1,125

(1)	Represents the dollar amount of expense recognized for financial statement reporting purposes attributable to unrestricted stock in accordance with ASC 718.
(2)	All other compensation represents group term life (GTL) insurance premiums paid by Aware on behalf of the executive officers and the following matching contributions by Aware under its 401(k) plan for the benefit of the named executive officers in 2016: Kevin T. Russell-$7,500 and Richard P. Moberg-$7,800. Perquisites and other benefits were less than $10,000 in the aggregate for each named executive officer.

Grants of Plan-Based Awards in 2016

								All Other	All Other	Exercise or Base
								Stock Awards:	Option Awards:	Price of Option	Grant Date
								Number of	Number of	Awards or	Fair Value
		Estimated Future Payouts Under			Estimated Future Payouts Under			Shares of	Securities	Fair Market	of Stock
	Grant	Non-Equity Incentive Plan Awards			Equity Incentive Plan Awards			Stock or	Underlying	Value of Stock	and Option
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(1)	Option (#)	Awards ($/Sh)	Awards($)(2)

Kevin T. Russell	03/28/2016	-	-	-	-	-	-	35,000	-	3.67	128,450.00

Richard P. Moberg	03/28/2016	-	-	-	-	-	-	35,000	-	3.67	128,450.00

(1)	The unrestricted stock awards granted to Kevin T. Russell and Richard P. Moberg issued shares in two (2) equal installments on June 30, 2016 and December 31, 2016.
(2)	The value of the unrestricted stock award is determined based on the fair market value of Aware stock on the date of the grant in accordance with ASC 718.

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Outstanding Equity Awards At December 31, 2016

The following table summarizes the option awards and stock awards outstanding as of December 31, 2016 held by our named executive officers.

	Option Awards					Stock Awards
			Equity					Equity	Equity
			Incentive Plan					Incentive Plan	Incentive Plan
			Awards:					Awards:	Awards:
			Number of					Number of	Market or
	Number of	Number of	Securities					Unearned	Payout Value
	Securities	Securities	Underlying			Number of	Market Value of	Shares, Units	of Unearned
	Underlying	Underlying	Unexercised			Shares or	Shares or Units	or Other	Shares, Units
	Unexercised	Unexercised	Unearned	Option	Option	Units of Stock	of Stock That	Rights That	or Other Rights
	Options (#)	Options (#)	Options (#)	Exercise	Expiration	That Have Not	Have Not	Have Not	That Have
Name	Exercisable	Unexercisable	Unexercisable	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Not Vested ($)

Kevin T. Russell	-	-	-	-	-	-	-	-	-

Richard P. Moberg	12,000	-	-	$2.52	05/20/19	-	-	-	-

Option Exercises and Stock Vested

The following table summarizes the option awards exercised and the stock awards vested during the year ended December 31, 2016 and the value realized upon exercise and vesting, as applicable:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kevin T. Russell	-	-	35,000	182,700	(1)

Richard P. Moberg	-	-	35,000	182,700	(1)

(1) The value realized on vesting is computed by multiplying the number of shares acquired on June 30, 2016 and December 31, 2016 by the closing per share market price of Aware’s common stock on June 30, 2016 and December 31, 2016, the dates the shares vested.

Post-Employment Compensation

Pension Benefits Table

We do not have any tax-qualified or non-qualified defined benefit plans or supplemental executive retirement plans.

Non-qualified Deferred Compensation Table

We do not have any non-qualified defined contribution plans or other non-qualified deferred compensation plans.

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Potential Payments Upon Termination or Change in Control

Change in Control Retention Agreement

On March 26, 2015, Aware and each of its executive officers, Richard P. Moberg and Kevin T. Russell, entered into a Change in Control Retention Agreement (the “Change in Control Agreement”). On February 27, 2017, Aware and David J. Martin, its chief financial officer, entered into a Change in Control Agreement with an effective date of March 3, 2017. Pursuant to the Change in Control Agreement, if the executive’s employment is terminated during the eighteen (18) month period following a “Change of Control” (a) by Aware without “Cause” or (b) by the executive upon the occurrence of an “Event of Constructive Termination” (as those terms are defined in the Change in Control Agreement), the executive will receive from Aware: (i) a lump-sum amount equal to eighteen (18) months’ of the executive’s base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding the termination of the executive’s employment with Aware and (ii) for up to eighteen (18) months following the executive’s termination of employment, payment of the difference between the cost of COBRA continuation coverage for the executive and any dependent who received health insurance coverage prior to such termination, and any premium contribution amount applicable to the executive as of such termination. Aware’s obligation to provide the foregoing benefits is subject to the executive entering into a new noncompetition agreement with Aware that contains noncompetition and employee non-solicitation covenants in effect for one year from termination of the executive’s employment with Aware and the effectiveness of a release of claims executed by the executive in favor of Aware.

The following table quantifies the amounts that would be payable to Aware’s executive officers upon termination of their employment within 18 months after a Change of Control by Aware without Cause or by the executive as a result of an Event of Constructive Termination. The amounts shown assume that each termination of employment was effective as of December 31, 2016. The amounts shown in the table are estimates of the amounts which would be paid upon termination of employment. The actual amounts to be paid can only be determined at the time of an actual termination of employment.

Termination by Aware without Cause or by

the Named Executive Officer upon an Event of Constructive Termination

Following a Change of Control

Name	Cash Severance (1)	Benefits (2)

Richard P. Moberg(3)	$390,000	$23,432

Kevin T. Russell	$375,000	$23,432

David J. Martin	$290,724	$24,905

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(1)	Based upon a lump-sum equal to eighteen (18) months’ of the executive’s base annual salary at the highest rate in effect at any time during the twelve (12) months immediately preceding the termination of the executive’s employment.
(2)	The amounts reflect the value of health insurance continuation for each of the Named Executive Officers.
(3)	Mr. Moberg resigned as an employee of Aware effective March 3, 2017 and therefore his Change in Control Agreement is no longer in effect.

Other Separation Benefits

With the exception of the Change in Control Agreements, Aware’s executive officers do not have any agreements different from other employees with respect to payments or benefits received as a result of a termination of employment, retirement and change in control, except that executive officers have two (2) years post-termination to exercise vested, unexpired options, while other employees have less than two (2) years post-termination to exercise vested, unexpired options. The payments and benefits include accrued vacation pay and the right to elect continued health coverage under COBRA. There is no acceleration in the vesting of stock options or other equity awards that are required as a result of a termination of employment, retirement or change in control.

Director compensation

Aware reimburses each director for expenses incurred in attending meetings of the board of directors.

In March 2016, the Compensation Committee granted unrestricted stock awards in the amounts of 10,000 shares to Mr. Stafford, Jr., Mr. Stafford, III, Mr. Kruse, Mr. Connolly and Mr. Johnstone, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares were issued in two (2) equal installments on June 30, 2016 and December 31, 2016 provided each director was serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates. In February 2017, the Compensation Committee granted unrestricted stock awards in the amounts of 10,000 shares to Mr. Stafford, Jr., Mr. Stafford, III, Mr. Kruse, Mr. Connolly, Mr. Johnstone and Mr. Moberg, respectively, in recognition of their ongoing contributions to the Company. The unrestricted shares were to be issued in two (2) equal installments on June 30, 2017 and December 31, 2017 provided each director is serving as a director, officer or employee of the Company or any subsidiary of the Company on said dates.

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The following table provides information about the cash compensation and unrestricted stock grants.

Non-Employee Director Compensation Table for 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

John S. Stafford, Jr.(1)	-	36,700	-	-	-	-	36,700

John S. Stafford, III(2)	-	36,700	-	-	-	-	36,700

Adrian F. Kruse(3)	-	36,700	-	-	-	-	36,700

Brian D. Connolly(4)	-	36,700	-	-	-	-	36,700

Brent P. Johnstone(5)	-	36,700	-	-	-	-	36,700

(1)	In 2016, John S. Stafford, Jr. received 10,000 shares of unrestricted stock for serving as a director of Aware.
(2)	In 2016, John S. Stafford, III received 10,000 shares of unrestricted stock for serving as a director of Aware.
(3)	In 2016, Adrian F. Kruse received 10,000 shares of unrestricted stock for serving as a director of Aware. Mr. Kruse has 6,000 SARs outstanding as of 12/31/16, of which 6,000 were exercisable as of 12/31/16.
(4)	In 2016, Brian D. Connolly received 10,000 shares of unrestricted stock for serving as a director of Aware. Mr. Connolly has 4,168 options outstanding as of 12/31/16, of which 4,168 were exercisable as of 12/31/16.
(5)	In 2016, Brent P. Johnstone received 10,000 shares of unrestricted stock for serving as a director of Aware. Mr. Johnstone has 20,834 options outstanding as of 12/31/16, of which 20,834 were exercisable as of 12/31/16.
(6)	The value of the unrestricted stock award was determined based on the fair market value of Aware stock on the date of the grant in accordance with ASC 718.

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Report of the Audit Committee

The purpose of the audit committee is to assist the board of directors in its general oversight of Aware’s financial reporting process. The Audit Committee Charter describes in greater detail the full responsibilities of the committee and is included in this proxy statement as ANNEX A and is available on Aware’s website at www.aware.com. The audit committee is comprised solely of independent directors as defined by the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. The Committee held seven meetings during 2016.

Management is responsible for the preparation, presentation and integrity of Aware’s financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. RSM US LLP ("RSM") is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of internal control over financial reporting. The Committee discussed with RSM the overall scope and plans for its audit.

During the course of 2016, management continued to document, test and evaluate Aware’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 5 regarding the audit of internal control over financial reporting. The audit committee was kept apprised of the progress of the evaluation and provided oversight to management during the process. In connection with this oversight, the committee received periodic updates provided by management and RSM at regularly scheduled committee meetings. The committee reviewed the report of management contained in Aware’s Annual Report on Form l0-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission, as well as RSM’s Report of Independent Registered Public Accounting Firm included in Aware’s Annual Report on Form l0-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting. The audit committee continues to oversee Aware’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2017.

The audit committee has reviewed and discussed the consolidated financial statements with management and RSM, Aware’s independent auditors. The audit committee has discussed with RSM the matters required to be discussed under the rules adopted by the PCAOB concerning communications with audit committees. In addition, RSM has provided the audit committee with the written disclosures and the letter required by the PCAOB RULE 3526, Communication with Audit Committees Concerning Independence, and the audit committee has discussed with RSM their firm's independence.

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Based on the review of the consolidated financial statements and discussions with and representations from management and RSM referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in Aware’s Annual Report on Form 10-K for 2016, for filing with the Securities and Exchange Commission.

The audit committee

Adrian F. Kruse, Chairman
Brian D. Connolly
Brent P. Johnstone

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Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

At the close of business on April 1, 2017, there were issued and outstanding 21,837,605 shares of common stock entitled to cast 21,837,605 votes. On April 1, 2017, the closing price of Aware’s common stock as reported by the Nasdaq Global Market was $4.70 per share.

Principal stockholders

The following table provides information about the beneficial ownership of Aware’s common stock as of April 1, 2017 by:

•	each person known by Aware to own beneficially more than five percent of Aware’s common stock;
•	each of Aware’s directors;
•	each of Aware’s executive officers; and
•	all of Aware’s current executive officers and directors as a group.

In accordance with Securities and Exchange Commission rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power and any shares of which the person has the right to acquire beneficial ownership within 60 days after April 1, 2017 through the exercise of any option or otherwise. Except as noted below, Aware believes that the persons named in the table have sole voting and investment power with respect to the shares of common stock set forth opposite their names. The inclusion of shares listed as beneficially owned does not constitute an admission of beneficial ownership. Percentage of beneficial ownership is based on 21,837,605 shares of common stock outstanding as of April 1, 2017. In calculating a person’s percentage ownership, Aware has treated as outstanding any shares that the person has the right to acquire within 60 days of April 1, 2017. All shares included in the “Right to acquire” column represent shares subject to outstanding stock options or stock appreciation rights potentially exercisable within 60 days after April 1, 2017. The information as to each person has been furnished by such person.

Unless otherwise noted in the following table, the address of each person listed in the table is c/o Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730.

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	Number of shares beneficially owned			Percent
Name	Outstanding shares	Right to acquire	Total number	beneficially owned

John S. Stafford, III (1) Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	3,253,508	0	3,253,508	14.9%
Susan Yang Stafford (2) Susan Yang Stafford 2010 Kimborama Trust and Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 c/o Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, IL 60654	2,746,881	0	2,746,881	12.6%
Dimensional Fund Advisors LP (3) Building One 6300 Bee Cave Road Austin, Texas 78746	1,649,925	0	1,649,925	7.6%
James M. Stafford (4) 350 N. Orleans Street, Suite 2N, Chicago, IL 60654	1,358,251	0	1,358,251	6.2%
John S. Stafford, Jr. (5) 350 N. Orleans Street, Suite 2N, Chicago, IL 60654	326,671	0	326,671	1.5%
Kevin T. Russell	179,206	0	179,206	*
Adrian F. Kruse	170,108	6,000	176,108	*
Richard P. Moberg	101,305	12,000	113,305	*
Brian D. Connolly	65,000	0	65,000	*
Brent P. Johnstone	44,166	20,834	65,000	*
David J. Martin	22,920	0	22,920	*

All directors and executive officers as a group (8 persons)	4,162,884	38,834	4,201,718	19.2%

* Less than one percent.

(1)	The number of shares beneficially owned by John S. Stafford, III and Ronin Capital, LLC is based upon information in a Schedule 13D/A filed by John S Stafford, Jr., John S. Stafford, III, Ronin Capital, LLC and James M. Stafford on February 14, 2017. According to such Schedule 13D/A, (a) Ronin Capital, LLC is the record holder of the shares of common stock of Aware and (b) Mr. Stafford, III, who is a manager of Ronin Capital, LLC, is the indirect beneficial owner of all of the shares of common stock of Aware held of record by Ronin Capital, LLC.

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(2)	The number of shares beneficially owned by Susan Yang Stafford, Susan Yang Stafford 2010 Kimborama Trust, Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 is based upon information in a Schedule 13G/A filed by Susan Yang Stafford, Susan Yang Stafford 2010 Kimborama Trust, Kimberly Susan Stafford 2004 Irrevocable Trust and Susan Yang Stafford Revocable Trust of 2011 on February 14, 2017. According to such Schedule 13G/A, (a) Susan Yang Stafford 2010 Kimborama Trust is the record owner of 2,131,449 shares of common stock of Aware; Susan Yang Stafford, in her capacity as trustee of the Susan Yang Stafford 2010 Kimborama Trust, has the power to vote and dispose of the common stock of Aware held by such Trust (b) Kimberly Susan Stafford 2004 Irrevocable Trust is the record owner of 315,693 shares of common stock of Aware; Susan Yang Stafford, in her capacity as trustee of the Kimberly Susan Stafford 2004 Irrevocable Trust, has the power to vote and dispose of the common stock of Aware held by such Trust and (c) Susan Yang Stafford Revocable Trust of 2011 is the record owner of 299,739 shares of common stock of Aware. In addition, according to such Schedule 13G/A, Ms. Yang Stafford holds dispositive but not voting power with respect to 1,700 shares of common stock of Aware held in a family trust of which she is not a trustee and that is not part of her reporting group. Ms. Yang Stafford is the wife of John S. Stafford, Jr. Mr. Stafford, Jr. disclaims beneficial ownership in the 2,746,881 shares of the common stock of Aware owned beneficially by his wife, Susan Yang Stafford, through the Susan Yang Stafford 2010 Kimborama Trust, the Kimberly Susan Stafford 2004 Irrevocable Trust and the Susan Yang Stafford Revocable Trust of 2011.
(3)	The number of shares beneficially owned by Dimensional Fund Advisors LP is based upon information in a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 9, 2017. According to such Schedule 13G/A, Dimensional Fund Advisors LP has sole power to vote or to direct the vote with respect to 1,615,754 shares and has sole power to dispose or direct the disposition of 1,649,925 shares.
(4)	The number of shares beneficially owned by James M. Stafford is based upon information in a Schedule 13D/A filed by John S Stafford, Jr., John S. Stafford, III, Ronin Capital, LLC and James M. Stafford on February 14, 2017.
(5)	The number of shares beneficially owned by John S. Stafford, Jr. is based upon information in a Schedule 13D/A filed by John S Stafford, Jr., John S. Stafford, III, Ronin Capital, LLC and James M. Stafford on February 14, 2017. According to such Schedule 13D/A, 326,671 shares are held in a revocable trust indirectly beneficially owned by Mr. Stafford, Jr.

Equity compensation plan information

The following table sets forth additional information as of December 31, 2016, regarding securities authorized for issuance under our existing equity compensation plans and arrangements, divided between plans approved by our stockholders and plans or arrangements that were not required to be and were not submitted to our stockholders for approval.

The equity compensation plans approved by our stockholders are our 1996 Stock Option Plan and 1996 Employee Stock Purchase Plan. Our 2001 Nonqualified Stock Plan was not approved by our stockholders. Our board of directors approved the 2001 Nonqualified Stock Plan in April 2001 and amended it in July 2002.

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (#)
	(a)	(b)	(c)
Equity compensation plans approved by stockholders:

1996 Stock Option Plan	—	—	–

1996 Employee Stock Purchase Plan	—	—	79,903

Equity compensation plans not approved by stockholders:
2001 Nonqualified Stock Plan	86,202	$4.37	4,850,662
Total	86,202	$4.37	4,930,565

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Description of the 2001 Nonqualified Stock Plan

The following summary of some of the provisions of the 2001 Nonqualified Stock Plan, as amended, is qualified in its entirety by reference to the full text of the plan. The 2001 plan permits the grant of (1) nonqualified stock options, which are options that do not qualify as incentive stock options, (2) restricted stock awards, (3) unrestricted stock awards and (4) performance share awards. The maximum number of shares of common stock issuable in connection with awards granted under the 2001 plan is 8,000,000 shares.

The 2001 plan is administered by a committee consisting of at least two directors who are both “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act. Except as specifically reserved to the board under the terms of the 2001 plan, the committee has full and final authority to operate, manage and administer the 2001 plan on behalf of Aware. Aware’s compensation committee, currently consisting of Messrs. Stafford, III, Johnstone and Stafford, Jr., administers the 2001 plan.

The committee fixes the term of each stock option granted under the 2001 plan at the time of grant. No stock option shall be exercisable more than 10 years after the date of grant. The committee has the authority to determine the time or times at which stock options granted under the plan may be exercised. With respect to grants of restricted stock, the committee will specify at the time of grant the dates or performance goals on which the non-transferability of the restricted stock and Aware’s right of repurchase shall lapse. With respect to performance share awards, the committee shall determine the performance goals applicable under each award and the time period over which performance is to be measured.

The committee will determine at the time of grant the exercise price per share of the common stock covered by an option grant, or the purchase price per share of restricted or unrestricted stock. The exercise price per share of a stock option and the purchase price per share of a restricted stock grant may not be less than fair market value on the date of grant.

Except as otherwise provided, stock options granted under the 2001 plan are not exercisable following termination of the holder’s employment. Our stock option agreements typically provide for our employees (other than directors and officers) that in the event of termination of an option holder’s employment, options will be exercisable, to the extent of the number of shares then vested, (a) for one year following the termination of the holder’s employment if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for one year following the termination of employment if such termination is the result of the holder’s death or (c) for six months after the date of termination of the holder’s employment by the holder, by the Company or by Normal Retirement (as defined in the Plan). Our stock option agreements typically provide for our directors and officers that in the event of termination of an option holder’s employment or service to the Company, options will be exercisable, to the extent of the number of shares then vested, (a) for two years following the termination of the holder’s employment or service to the Company if such termination is the result of permanent and total disability, (b) by the holder’s executors, administrators or any person to whom the option may be transferred by will or by the laws of descent and distribution, for two years following the termination of employment or service to the Company if such termination is the result of the holder’s death or (c) for two years after the date of termination of the holder’s employment or service to the Company by the holder, by the Company or by Normal Retirement (as defined in the Plan). However, in no event will a new option be exercisable after its expiration date.

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In the event that Aware effects a stock dividend, stock split or similar change in capitalization affecting its stock, the committee shall make appropriate adjustments in (a) the number and kind of shares of stock or securities with respect to which awards may thereafter be granted, (b) the number and kind of shares remaining subject to outstanding awards under the plan, and (c) the option or purchase price in respect of such shares. The 2001 plan provides that if Aware merges, consolidates, dissolves or liquidates, the committee may, in its sole discretion, as to any outstanding award, make such substitution or adjustment in the total number of shares reserved for issuance and in the number and purchase price of shares subject to such awards as it may determine, or accelerate, amend or terminate such awards upon such terms and conditions as it shall provide.

The board of directors of Aware may amend or discontinue the 2001 plan at any time. The committee may at any time amend or cancel an outstanding award granted under the plan. In either case, no such action may adversely affect rights under any outstanding award without the holder’s consent.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Aware’s executive officers and directors, as well as persons who beneficially own more than ten percent of Aware’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Regulations of the Securities and Exchange Commission require these executive officers, directors and stockholders to furnish Aware with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4 and 5 and amendments thereto furnished to Aware with respect to 2016, or written representations that Form 5 was not required for 2016, Aware believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-ten-percent stockholders were fulfilled in a timely manner.

Independent registered public Accounting firm

The audit committee has selected RSM US LLP (“RSM”) as independent accountants to audit the financial statements of Aware as of and for the year ending December 31, 2017. RSM has served as Aware’s principal independent accountants since August 2012.

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Fees for professional services

The following table provides the fees Aware paid to RSM for professional services rendered for 2016 and 2015. Audit Fees consist of aggregate fees billed for professional services rendered for the audit of our annual financial statements, audits of the effectiveness of internal controls over financial reporting and review of the interim financial statements included in quarterly reports or services that are normally provided by the independent accountant in connection with statutory and regulatory filings or other engagements for the fiscal years ended December 31, 2016 and December 31, 2015, respectively. Audit-Related Fees typically consist of aggregate fees billed for assurance and related services, that are related to the performance of the audit or review of our financial statements, and review of regulatory matters and are not reported under “Audit Fees.” Tax Fees consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning. Tax Fees in 2015 included $3,100 related primarily to a review of our 2014 tax return and assistance with regard to the taxability of the dividend paid in July 2014.

	2016 Fees	2015 Fees

Audit Fees	$210,000	$224,000
Audit-Related Fees	0	0
Tax Fees	0	3,100
All Other Fees	0	0

Attendance at annual meeting

Aware expects that representatives of RSM will be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Pre-approval policies and procedures

At present, our audit committee approves each engagement for audit or non-audit services before we engage RSM to provide those services. However, the audit committee may delegate to members of the committee the authority to pre-approve audit and non-audit services. The decisions of any committee member to whom pre-approval authority is delegated must be presented to the full audit committee at its next scheduled meeting.

Our audit committee has not established any pre-approval policies or procedures that would allow our management to engage RSM to provide any specified services with only an obligation to notify the audit committee of the engagement for those services. None of the services provided by RSM for 2015 or 2016 was obtained in reliance on the waiver of the pre-approval requirement afforded in SEC regulations.

Stockholder Proposals

If any stockholder would like to include any proposal in Aware’s proxy materials for its next annual meeting of stockholders or special meeting in lieu thereof, the stockholder must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934. Among other requirements, Aware must receive the proposal at its executive offices no later than December 12, 2017. If any stockholder would like to submit a proposal for that meeting outside the processes of Rule 14a-8, notice of the proposal will be considered untimely under Rule 14a-4(c)(1) if Aware receives the notice after February 25, 2018.

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Available Information

Stockholders of record on April 4, 2017 will receive copies of this proxy statement and Aware’s 2016 annual report to stockholders, which contains detailed financial information concerning Aware. Aware will mail, without charge, a copy of Aware’s annual report on Form 10-K (excluding exhibits) to any stockholder whose proxy Aware is soliciting if the stockholder requests it in writing. Please submit any such written request to Mr. Kevin T. Russell, Chief Executive Officer, President and General Counsel, Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts 01730.

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ANNEX A

Aware, Inc.

Audit Committee Charter

I. Organization

Charter. This charter governs the operations of the Audit Committee (the “Committee”). The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors (the “Board”). This charter supersedes all prior charters of the Committee.

Members. The Committee members shall be members of, and appointed by, the Board and shall consist of at least three directors, each of whom shall meet the independence and other requirements of applicable law and the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Committee members shall be subject to annual reconfirmation and may be removed by the Board at any time. The Board shall also designate a Committee Chairperson.

Meetings. In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required.

Quorum; Action by Committee. A quorum of any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held, except as specifically provided herein (or where only two members are present, by unanimous vote). A decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

Agenda, Minutes and Reports. An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee’s discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board. The Committee shall make regular reports to the Board.

II. Purpose

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the shareholders, the investment community, and others relating to: the integrity of the Company’s financial statements; the systems of disclosure controls and internal controls over financial reporting; the performance of the Company’s independent auditor; the independent auditor’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditor, and management of the Company.

A - 1

III. Duties and Responsibilities

The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of their activities to the Board. While the Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, nor can the Committee certify that the independent auditor is “independent” under applicable rules. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The following shall be the principal duties and responsibilities of the Committee. These are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

The Committee shall be directly responsible for the appointment, compensation, retention, and termination of the independent auditor, and the independent auditor must report directly to the Committee. The Committee also shall be directly responsible for the oversight of the work of the independent auditor, including resolution of disagreements between management and the auditor regarding financial reporting. The Committee shall pre-approve all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation. The Committee may delegate pre-approval authority to a member of the Committee. The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report or reports by the independent auditor describing:

The firm’s internal quality control procedures;

Any material issues raised by the most recent internal quality control review or peer review of the firm or by any inquiry or investigation by governmental or professional organizations; and

All relationships between the independent auditor and the Company to assess the auditor’s independence.

The Committee will actively engage in a dialogue with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and take appropriate action to oversee the independence of the auditor.

The Committee shall set clear hiring policies for employees or former employees of the independent auditor that meet the SEC regulations and stock exchange listing standards.

A - 2

The Committee shall discuss with management the Company’s policies on risk assessment and risk management, including the risk of fraud. The Committee shall review the Company’s major financial risk exposure and management’s monitoring controls and anti-fraud programs.

The Committee shall discuss with the independent auditor the overall scope and plans for the audit, including the adequacy of staffing and compensation, the result of the annual audit examination and accompanying management letters, and the results of the independent auditor’s procedures with respect to interim periods. Also, the Committee shall discuss with management and the independent auditor (a) the adequacy and effectiveness of the Company’s internal control over financial reporting (including any significant deficiencies and significant changes in internal control over financial reporting reported to the Committee by the independent auditor or management); and (b) the adequacy and effectiveness of the Company’s disclosure controls and procedures, and management reports thereon.

The Committee shall meet separately periodically with management and the independent auditor to discuss issues and concerns warranting Committee attention. The Committee shall provide sufficient opportunity for the independent auditor to meet privately with the members of the Committee. The Committee shall review with the independent auditor any audit problems or difficulties and management’s response.

The Committee shall receive and review reports from the independent auditor, prior to the filing of its audit report with the SEC, on all critical accounting policies and practices of the Company, all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent auditor, and other material written communications between the independent auditor and management.

The Committee shall review and discuss with management and the independent auditor earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review with management and the independent auditor the year end audited financial statements and interim financial statements, and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. If deemed appropriate, the Committee shall recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year.

The Committee shall inquire of management of the Company as to any material violations of securities laws, breaches of fiduciary duty or violations of the Company’s code of ethics.

A - 3

The Committee shall review and approve all related party transactions. For these purposes, the term “related party transaction” shall refer to transactions required to be disclosed pursuant to Securities and Exchange Commission Regulation S-K, Item 404.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys’ reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee shall prepare its report to be included in the Company’s annual proxy statement as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

IV. Other

Access to Records, Advisers and Others. In discharging its responsibilities, the Committee shall have full access to any relevant records of the Company and may retain, at Company expense, independent advisers (including legal counsel, accountants and consultants) as it determines necessary to carry out its duties. The Committee shall have the ultimate authority and responsibility to engage or terminate any such independent advisers and to approve the terms of any such engagement and the fees to be paid to any such adviser. The Committee may also request that any officer or other employee of the Company, the Company’s outside counsel or any other person meet with any members of, or independent advisers to, the Committee.

Funding. The Company shall provide for appropriate funding, as determined by the Committee, for payment of

(i)	compensation to any independent auditor;

(ii)	compensation to advisers employed by the Committee; and

(iii)	ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Delegation. The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

Committee Members

Adrian Kruse (Chair)

Brent P. Johnstone

Brian D. Connolly

A - 4

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02IQ5D 1 U P X + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. A Proposals — The Board recommends a vote FOR all nominees, FOR Proposal 2 and every 1 YR for Proposal 3. 01 - Adrian F. Kruse 02 - John S. Stafford, Jr. 1. Election of Class III Directors: For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION For Against Abstain 2. Say on Pay - An advisory vote to approve named executive officer compensation. 1 YR 2 YRS 3 YRS Abstain 3. Say When on Pay - An advisory vote on the approval of the frequency of holding stockholder votes on the approval of executive compensation. 3 1 9 0 7 9 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T 1234 5678 9012 345 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ C123456789

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 24, 2017. Vote by Internet • Go to www.envisionreports.com/AWRE • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AWARE, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2017 The undersigned stockholder of Aware, Inc. (the “Company”), revoking all prior proxies, hereby appoints Kevin T. Russell and William R. Kolb, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at Aware, Inc., 40 Middlesex Turnpike, Bedford, Massachusetts, on Wednesday, May 24, 2017, beginning at 10:00 A.M., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders dated April 13, 2017 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any business that may properly come before the Annual Meeting or any adjournments thereof. Attendance of the undersigned at the Annual Meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate in writing the intention of the undersigned to vote the shares represented hereby in person prior to the exercise of this proxy. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO THE PROPOSALS SET FORTH ON THE REVERSE SIDE, WILL BE VOTED FOR THE PROPOSAL OR OTHERWISE IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS. Please promptly sign and date this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States. A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — Aware, Inc. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.